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                                                                    EXHIBIT 10.1
                                                                    ------------






                      AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                          ONECLASS SYNERGY CORPORATION,
                             A Delaware corporation


                                       And


                       AMERICAN BOARDSPORTS COMPANY, INC.
                            A California corporation
















                         Effective as of August 11, 2001


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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this twenty fourth day of July 2001, by and between OneClass Synergy Corporation, a Delaware corporation ("OneClass") with its principal place of business located at 4400 US Highway 9, Freehold, N.J. 07728 and American Boardsports Company, Inc., a California corporation ("ABCI"), with its principal place of business located at 5897 Oberlin Drive, Suite 210, San Diego, CA 92121 ("ABCI").

                                    PREMISES

         WHEREAS, this Agreement provides for the merger of ABCI into OneClass, and in connection therewith, the conversion of the outstanding common stock of ABCI into shares of common voting stock of OneClass, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the boards of directors and shareholders of ABCI and OneClass have determined, subject to the terms and conditions set forth in this Agreement, that the merger contemplated hereby is desirable and in the best interests of their respective corporations. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                      ABCI

         As an inducement to and to obtain the reliance of OneClass, ABCI represents and warrants as follows:

         SECTION 1.1 ORGANIZATION. ABCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ABCI


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Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of ABCI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of ABCI's articles of incorporation or bylaws. ABCI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         SECTION 1.2 CAPITALIZATION. ABCI's total authorized capital consists of 20,000,000 Common Shares, no par value per share. As of the date of Closing, as defined hereinbelow, there will be no more than 10,863,333 Common Shares issued and outstanding, including but not limited 800,000 common shares reserved for issuance pursuant to outstanding convertible notes in an aggregate amount of approximately $1.2 million, which shares are held by no more than 35 "non-accredited" persons, as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"). All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. ABCI has no other securities, warrants or options authorized or issued.

         SECTION 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the ABCI Schedules, ABCI does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         SECTION 1.4 FINANCIAL STATEMENTS. Included in the ABCI Schedules is an audited financial statement, including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of March 31, 2001. Relevant thereto:

         (a) the ABCI balance sheets present fairly as of their date the financial condition of ABCI. ABCI does not have, as of the date of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of ABCI, in accordance with generally accepted accounting principles;

         (b) ABCI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

         (c) ABCI has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;


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         (d) The books and records, financial and others, of ABCI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (e) except as and to the extent disclosed in the most recent ABCI balance sheet and the ABCI Schedules, ABCI has no material contingent liabilities, direct or indirect, matured or unmatured.

         SECTION 1.5 INFORMATION. The information concerning ABCI set forth in this Agreement and in the ABCI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 1.6 OPTIONS AND WARRANTS/SHARES RESERVED FOR ISSUANCE. Other than as disclosed to OneClass by ABCI, or as otherwise included in the ABCI Schedules, there are no existing options, warrants, calls or commitments of any character to which ABCI is a party and by which it is bound.

         SECTION 1.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the ABCI Schedules, or as otherwise disclosed to OneClass, since March 31, 2001:

         (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of ABCI; or (ii) any damage, destruction or loss to ABCI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of ABCI;

         (b) ABCI has not: (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ABCI; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

         (c) ABCI has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other


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corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ABCI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of ABCI; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the best knowledge of ABCI, it has not become subject to any law or regulation that materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of ABCI.

         SECTION 1.8 TITLE AND RELATED MATTERS. Except as disclosed by ABCI to OneClass relating to that certain foreclosure litigation involving ABCI's acquisition of 4117 Ltd., ABCI has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent ABCI audited balance sheet and the ABCI Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and
(c) as described in the ABCI Schedules. Except as set forth in the ABCI Schedules, ABCI owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with ABCI's business. Except as set forth in the ABCI Schedules, no third party has any right to, and ABCI has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions


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or income of ABCI or any material portion of its properties, assets or rights.

         SECTION 1.9 LITIGATION AND PROCEEDINGS. Except for that matter referred to in Section 1.8 above, to the best of ABCI's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against ABCI or affecting ABCI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of ABCI. ABCI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         SECTION 1.10  CONTRACTS.

         (a) Except as included or described in the ABCI Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which ABCI is a party or by which it or any of its assets, products, technology or properties are bound;

         (b) Except as included or described in the ABCI Schedules or reflected in the most recent ABCI balance sheet, ABCI is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which ABCI is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of ABCI; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

         (c) To ABCI's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which ABCI is a party or by which its properties are bound and which are material to the operations of ABCI taken as a whole, are valid and enforceable by ABCI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.


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         SECTION 1.11 MATERIAL CONTRACT DEFAULTS. Except as set forth herein or in the ABCI Schedules, to the best of ABCI's knowledge and belief, ABCI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ABCI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ABCI has not taken adequate steps to prevent such a default from occurring.

         SECTION 1.12 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ABCI is a party or to which any of its properties or operations are subject.

         SECTION 1.13 GOVERNMENTAL AUTHORIZATIONS. To the best of ABCI's knowledge, ABCI has all licenses, franchises, permits or other governmental authorizations legally required to enable ABCI to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ABCI of this Agreement and the consummation by ABCI of the transactions contemplated hereby.

         SECTION 1.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of ABCI's knowledge, except as disclosed in the ABCI Schedules, ABCI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ABCI or would not result in ABCI's incurring any material liability.

         SECTION 1.15 INSURANCE. All of the insurable properties of ABCI are insured for ABCI's benefit in accordance with the insurance policies disclosed in the ABCI Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

         SECTION 1.16 APPROVAL OF AGREEMENT. The board of directors and shareholders of ABCI have authorized the execution and delivery of this Agreement by ABCI and have approved the transactions contemplated hereby.


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         SECTION 1.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the ABCI Schedules, there exists no material contract, agreement or arrangement between ABCI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ABCI to own beneficially, ten percent (10%) or more of the issued and outstanding ABCI Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to ABCI than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by ABCI, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 1.18 LABOR RELATIONS. ABCI has never had a work stoppage resulting from labor problems. To the best knowledge of ABCI, no union or other collective bargaining organization is organizing or attempting to organize any employee of ABCI.

         SECTION 1.19 PREVIOUS SALES OF SECURITIES. Since inception, ABCI has sold ABCI Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States, the state of California and such other states in the United States where such sales have occurred. All such sales were made in accordance with the laws of the United States and those states where such securities were sold.

         SECTION 1.20 ABCI SCHEDULES. Upon execution hereof, ABCI will deliver to OneClass the following schedules, which are collectively referred to as the "ABCI Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of ABCI as complete, true and correct in all material respects:

         (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of ABCI;

         (b) the financial statements of ABCI referenced hereinabove in Section 1.4;

         (c) a list indicating the name and address of the stockholders of ABCI, together with the number of shares owned by them;

         (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which ABCI carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of ABCI);


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         (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect ABCI, its properties or assets;

         (f) a list of all executive employees of ABCI, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

         (g) a description of all real and personal property owned by ABCI, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

         (h) copies of all material contracts, leases, agreements or other instruments to which ABCI is a party or by which it or its properties are bound;

         (i) the name and location of each bank or other institution with which ABCI has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

         (j) a list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of ABCI and in which either ABCI or ABCI's stockholders has or previously had any direct or indirect, equitable or legal right or interest;

         (k) a copy of all material documentation relating to the sale of ABCI Common Shares by ABCI to its present stockholders;

         (l) a list of insurance policies referred to in Section 1.15;

         (m) a description of any material adverse change in the business operations, property, inventory, assets or condition of ABCI since the most recent ABCI balance sheet required to be provided pursuant to Section 1.7;

         (n) any other information, together with any required copies of documents required to be disclosed in the ABCI Schedules by Sections 1.1 through 1.19.

         ABCI shall cause the ABCI Schedules and the instruments and data delivered to OneClass hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.


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                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                   OF ONECLASS

         As an inducement to, and to obtain the reliance of ABCI, OneClass represents and warrants as follows:

         SECTION 2.1 ORGANIZATION. OneClass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the OneClass Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, and bylaws of OneClass as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of OneClass's articles of incorporation or bylaws. OneClass has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. OneClass has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

         SECTION 2.2 CAPITALIZATION. The authorized capitalization of OneClass consists of 50,000,000 shares of Common Stock, $0.0001 par value per share and 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date hereof there are 17,236,411 common shares of OneClass issued and outstanding. There are no preferred shares issued or outstanding. Simultaneous with the Closing Date, as defined hereinbelow, the Board of Directors of OneClass shall undertake a reverse split of the OneClass issued and outstanding Common Stock, whereby one (1) share of Common Stock shall be issued in exchange for every
39.24688 shares of Common Stock presently issued and outstanding, in order to establish the number of issued and outstanding common shares to be 439,179. As of the Closing Date, as defined herein, there will be no more than 439,179 common shares issued and outstanding (the "OneClass Common Shares") held by the then existing securities holders of OneClass. All issued and outstanding OneClass Common Shares have been legally issued, fully paid and are nonassessable. There are no preferred shares issued or outstanding. All issued and outstanding OneClass Common Shares have been legally issued, fully paid and are nonassessable.


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         SECTION 2.3  SUBSIDIARIES.  OneClass has no subsidiary companies.

         SECTION 2.4  FINANCIAL STATEMENTS.

         (a) Included in the OneClass Schedules are the audited financial statements of OneClass for the years ended December 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the periods then ended, as well as its unaudited financial statements for the three month period ended March 31, 2001, which are included in the schedules identified in Section 2.18(c).

         (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The OneClass balance sheets presents fairly as of their respective dates the financial condition of OneClass. All assets and liabilities reflected therein are properly reported and present fairly the value of the assets and liabilities of OneClass, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

         (c) The books and records, financial and others, of OneClass are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

         (d) OneClass has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

         SECTION 2.5 INFORMATION. The information concerning OneClass as set forth in this Agreement and in the OneClass Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the OneClass Schedules, since March 31, 2001:

         (a) OneClass has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of OneClass; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;


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         (b) OneClass has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

         (c) to the best knowledge of OneClass, it has not become subject to any law or regulation, which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of OneClass.

         SECTION 2.7 TITLE AND RELATED MATTERS. Except as referenced in the OneClass financial statements included herewith, or as otherwise disclosure to ABCI, OneClass has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent OneClass balance sheet and the OneClass Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the OneClass Schedules. Except as set forth in the OneClass Schedules, OneClass owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with it's business. Except as set forth in the OneClass Schedules, no third party has any right to, and OneClass has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of OneClass or any material portion of its properties, assets or rights.


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         SECTION 2.8 LITIGATION AND PROCEEDINGS. Except as indicated in the
OneClass Schedules, there are no other actions, suits or proceedings pending or, to the best of OneClass's knowledge and belief, threatened by or against or affecting OneClass, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of OneClass. OneClass does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         SECTION 2.9 CONTRACTS. Except as disclosed to ABCI, as of the date hereof:

         (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which OneClass is a party or by which it or any of its properties are bound;

         (b) OneClass is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as OneClass can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of OneClass; and

         (c) OneClass is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate;
(vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of OneClass; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

         SECTION 2.10 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which OneClass

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is a party or to which any of its properties or operations are subject.

         SECTION 2.11 MATERIAL CONTRACT DEFAULTS. To the best of OneClass's knowledge and belief, OneClass is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of OneClass, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which OneClass has not taken adequate steps to prevent such a default from occurring.

         SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. To the best of OneClass's knowledge, OneClass has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by OneClass of the transactions contemplated hereby.

         SECTION 2.13 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of OneClass's knowledge and belief, OneClass has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of OneClass or would not result in OneClass's incurring any material liability.

         SECTION 2.14 INSURANCE. OneClass has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

         SECTION 2.15 APPROVAL OF AGREEMENT. The board of directors and shareholders of OneClass has authorized the execution and delivery of this Agreement by OneClass and have approved the transactions contemplated hereby.

         SECTION 2.16 MATERIAL TRANSACTIONS OR AFFILIATIONS. As of the Closing Date there will exist no material contract, agreement or arrangement between OneClass and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by OneClass to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of OneClass and which is to be performed in whole or in part after the date hereof. OneClass has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 2.17 LABOR RELATIONS. OneClass has never had a work stoppage resulting from labor problems. OneClass has no employees other than its officers and directors.

         SECTION 2.18. 34 ACT FILINGS. As of the Closing Date, OneClass shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of OneClass, do not fail to state any material facts which were required to be so stated.

         SECTION 2.19 ONECLASS SCHEDULES. Upon execution hereof, OneClass shall deliver to ABCI the following schedules, which are collectively referred to as the "OneClass Schedules" which are dated the date of this Agreement, all certified by an officer of OneClass to be complete, true and accurate:

         (a) complete and correct copies of the articles of incorporation and bylaws of OneClass as in effect as of the date of this Agreement;

         (b) copies of all financial statements of OneClass identified in
Section 2.4(a);

         (c) the description of any material adverse change in the business, operations, property, assets, or condition of OneClass since March 31, 2001 required to be provided pursuant to Section 2.6; and

         (d) any other information, together with any required copies of documents, required to be disclosed in the OneClass Schedules by Sections 2.1 through 2.17.

         OneClass shall cause the OneClass Schedules and the instruments to be delivered to ABCI hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE III

                                     MERGER

         SECTION 3.1  ISSUANCE OF ONECLASS COMMON SHARES.

         (a) At Closing, OneClass shall cause to be issued an aggregate of 900,000 shares of its common stock in favor of OCS Advisory Group Partnership ("OCS"), in order to establish the number of issued and outstanding shares of OneClass common stock to be 1,339,179 shares. In addition, at closing OneClass shall cause to be issued to Michael Vax that number of shares of its common stock valued at $.75 per share to retire all outstanding debt of OneClass to Michael Vax.

         (b) In exchange for all of the ABCI Common Shares tendered pursuant to
Section 3.1, OneClass shall issue no less than an aggregate of 10,863,333 "restricted" OneClass common shares to the ABCI shareholders on a pro rata basis, so that the ABCI shareholders will own approximately 85% of the surviving company's issued stock including all outstanding obligations of ABCI to issue shares of the surviving corporation. In addition, to the extent the surviving corporation is required to issue stock in exchange for outstanding liabilities of OneClass, the surviving corporation agrees to issue that number of additional shares required to maintain the position of ABCI at 85%.

         (c) No fractional OneClass Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

         SECTION 3.2 EVENTS PRIOR TO CLOSING. Upon execution hereof or as soon thereafter as practical, management of OneClass and ABCI shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

         SECTION 3.3 CLOSING. The closing ("Closing" or the "Closing Date") of the transaction contemplated by this Agreement shall be as of the date in which all of the conditions included in Sections 3.1 and 3.2 hereinabove and those additional conditions contained in Section 3.8 below and Article V hereinbelow have been satisfied by the respective party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

         SECTION 3.4 EFFECTIVE DATE. The Effective Date of the transaction proposed herein shall be the record date of the OneClass reverse stock split.

         SECTION 3.5  TERMINATION.

         (a) This Agreement may be terminated by the board of directors of either OneClass or ABCI at any time prior to the Closing Date if:

                  (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger contemplated by this Agreement; or

                  (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

                  (iii) the conditions described in Section 6.6 below have not been satisfied in full.

         In the event of termination pursuant to this paragraph (a) of this
Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

         (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of OneClass if ABCI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ABCI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to ABCI. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of ABCI if OneClass shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of OneClass contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to OneClass. If this Agreement is terminated pursuant to this paragraph
(c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         SECTION 3.6 DIRECTORS OF ONECLASS. Upon the Closing, the present members of OneClass's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of OneClass in accordance with procedures set forth in the OneClass bylaws: Tom Carter, Robert Kirk, Joe Linquist and Joseph LaTorre (who shall be appointed Chairman of the Board of Directors). Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

         SECTION 3.8 OFFICERS OF ONECLASS. Upon the Closing, the present officers of OneClass shall tender their resignations and simultaneous therewith, the following person shall be elected as officer of OneClass in accordance with procedures set forth in the OneClass bylaws:

                      NAME                              OFFICE
                      ----                              ------
                  Tom Carter                     President, Secretary
                  Joseph LaTorre                 CEO


                                   ARTICLE IV

                                SPECIAL COVENANTS

         SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. OneClass and ABCI will each afford to the officers and authorized representatives of the other full access to the properties, books and records of OneClass and ABCI, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of OneClass and ABCI, as the case may be, as the other shall from time to time reasonably request.

         SECTION 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of OneClass to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. OneClass is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, OneClass will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding OneClass so as to make available to the shareholders of OneClass the provisions of Rule 144 pursuant to subparagraph
(c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of OneClass, OneClass will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of OneClass holding restricted securities of OneClass as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

         SECTION 4.3 INFORMATION FOR ONECLASS PUBLIC REPORTS. ABCI will furnish OneClass with all information concerning ABCI and the ABCI Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by OneClass pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state law. ABCI covenants that all information so furnished for either such registration statement or other public release by OneClass, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated therein not misleading.

         SECTION 4.4 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE ONECLASS COMMON SHARES TO BE ISSUED IN THE MERGER. The consummation of this Agreement, including the issuance of the OneClass Common Shares to the stockholders of ABCI as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, INTER ALIA, upon the circumstances under which the ABCI stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, ABCI shall cause to be delivered, and the ABCI stockholders shall deliver to OneClass, the investment letter referenced in Section 3.1.

         SECTION 4.5 THIRD PARTY CONSENTS. OneClass and ABCI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         SECTION 4.6  ACTIONS PRIOR TO CLOSING.

         (a) From and after the date of this Agreement until the Closing Date and except as set forth in the OneClass or ABCI Schedules or as permitted or contemplated by this Agreement, OneClass and ABCI will each use its best efforts to:

                  (i) carry on its business in substantially the same manner as it has heretofore;

                  (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                  (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                  (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

         (b) From and after the date of this Agreement until the Closing Date, neither OneClass nor ABCI will, without the prior consent of the other party:

                  (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

                  (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                  (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

                  (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                  (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

         SECTION 4.7  INDEMNIFICATION.

         (a) ABCI hereby agrees to indemnify OneClass and each of the officers, agents and directors of OneClass as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

         (b) OneClass and its officers and directors hereby agrees to indemnify ABCI and each of the officers, agents, directors and current shareholders of ABCI as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

         SECTION 4.8 UNDERTAKINGS OF ABCI. Management of ABCI, some of whom will assume the management of OneClass upon Closing, hereby undertakes to OneClass and its shareholders as follow:

         (a) to exercise good faith in their efforts to file all reports required to be filed by the surviving company herein with the Securities and Exchange Commission or any other governmental agency, in a timely manner; and

         (b) to exercise all due diligence in causing the surviving company to list its common stock for trading on any national stock exchange for which the surviving company may then qualify for such listing.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                   OF ONECLASS

         The obligations of OneClass under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by ABCI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and ABCI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ABCI prior to or at the Closing. OneClass shall be furnished with a certificate, signed by a duly authorized officer of ABCI and dated the Closing Date, to the foregoing effect.

         SECTION 5.2 STOCKHOLDER APPROVAL. The stockholders of ABCI shall have approved this Agreement and the transactions contemplated thereby in accordance with the laws of the State of California.

         SECTION 5.3 OFFICER'S CERTIFICATE. OneClass shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ABCI to the effect that, except as disclosed to OneClass by ABCI herein or in the ABCI Schedules, no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ABCI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ABCI Schedules, by or against ABCI which might result in any material adverse change in any of the assets, properties, business or operations of ABCI.

         SECTION 5.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ABCI.

         SECTION 5.5 OPINION OF COUNSEL TO ABCI. OneClass shall receive an opinion dated the Closing Date from counsel to ABCI, in substantially the following form:

         (a) ABCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

         (b) To the best knowledge of such legal counsel, the execution and delivery by ABCI of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of ABCI's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to ABCI, or its properties or assets.

         (c) The authorized capitalization of ABCI consists of 20,000,000 Common Shares, no par value per share. As of the date of Closing, as defined hereinbelow, there will be no more than 7,800,000 Common Shares issued and outstanding, including but not limited to 800,000 common shares reserved for issuance pursuant to outstanding convertible notes in an aggregate amount of approximately $1.2 million. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. To the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating ABCI to issue any additional shares of any class of its capital stock prior to closing of the transactions contemplated herein.

         (d) This Agreement has been duly and validly authorized, executed and delivered by ABCI.

         (e) To the best knowledge of such legal counsel, except as set forth in the ABCI Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting ABCI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

         (f) ABCI has taken all actions required by the applicable laws of the State of California to permit the transfer of the ABCI Common Shares to OneClass.

         (g) There are no more than 35 non-accredited shareholders (as that term is defined under the Securities Act) holding shares of ABCI's issued and outstanding securities.

         SECTION 5.6 OTHER ITEMS. OneClass shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as OneClass may reasonably request.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF ABCI

         The obligations of ABCI under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by OneClass in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and OneClass shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by OneClass prior to or at the Closing. ABCI shall have been furnished with a certificate, signed by a duly authorized executive officer of OneClass and dated the Closing Date, to the foregoing effect.

         SECTION 6.2 OFFICER'S CERTIFICATE. ABCI shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of OneClass to the effect that, except as disclosed to ABCI, there is no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of OneClass, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the OneClass Schedules, by or against OneClass which might result in any material adverse change in any of the assets, properties, business or operations of OneClass.

         SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of OneClass.

         SECTION 6.4 OPINION OF COUNSEL TO ONECLASS. ABCI shall receive an opinion dated the Closing Date of legal counsel to OneClass, in substantially the following form:

         (a) OneClass is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

         (b) To the best knowledge of such legal counsel, the execution and delivery by OneClass of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of OneClass's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to OneClass or its properties or assets.

         (c) The authorized capitalization of OneClass consists of 50,000,000 shares of Common Stock, $0.0001 par value per share and 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date hereof there are 17,236,411 common shares of ONCL issued and outstanding. There will be 439,179 common shares of OneClass issued and outstanding post reverse split. There are no preferred shares issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person.

         (d) The OneClass Common Shares to be issued to the ABCI stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable.

         (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of OneClass, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         (f) To the best knowledge of such counsel, except as set forth in the OneClass Schedules, there are no actions, suits or proceedings pending or threatened by or against OneClass or affecting OneClass's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

         (g) OneClass has taken all actions required by the applicable laws of the state of Delaware to permit the issuance of the OneClass Common Shares to the ABCI stockholders.

         SECTION 6.5 COMPLIANCE WITH REPORTING REQUIREMENTS. As of the Closing Date, OneClass shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of OneClass, do not fail to state any material facts which were required to be so stated.

         SECTION 6.6 OTHER ITEMS. ABCI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ABCI may reasonably request.


                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 BROKERS AND FINDERS. Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         SECTION 7.2 LAW; FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, except as US federal law may be applicable.

         SECTION 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

                  If to OneClass:           Mr. Henry Val, President
                                            OneClass Synergy Corp.
                                            4400 US Highway 9
                                            Freehold, N.J. 07728

                  If to ABCI:               Mr. Tom Carter, President
                                            American Boardsports Company, Inc.
                                            5897 Oberlin Drive, Suite 210
                                            San Diego, CA 92121

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         SECTION 7.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         SECTION 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         SECTION 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         SECTION 7.7 THIRD PARTY BENEFICIARIES. This contract is solely among OneClass and ABCI and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         SECTION 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.


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         SECTION 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

         SECTION 7.10 COUNTERPARTS FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

         SECTION 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         SECTION 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         SECTION 7.13 EXPENSES. Except as provided hereinabove, each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

         SECTION 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         SECTION 7.15 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.


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         SECTION 7.16 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

         SECTION 7.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

         SECTION 7.18 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         SECTION 7.19 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

         SECTION 7.20 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

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         IN WITNESS WHEREOF, the corporate parties hereto have caused this
Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                       ONECLASS SYNERGY CORPORATION


                                       By: /s/ Henry Val
                                           --------------------
                                           Henry Val, President


                                       AMERICAN BOARDSPORTS COMPANY, INC.


                                       By: /s/Tom Carter
                                           ---------------------
                                           Tom Carter, President




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